UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2013

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 27, 2013, William Smith was elected as the Company’s Executive Vice President, Water Transmission Group. Mr. Smith, 58, served as Vice President of Operations for Water Transmission from July 2010 through August 2013. Prior to joining the Company in 2010, Mr. Smith spent 14 years with Ameron, holding several key positions including President, Water Transmission. A 37-year veteran of the steel pipe business, Mr. Smith has held positions with United Concrete Pipe, Thompson Steel Pipe and LB Foster. Mr. Smith will have an annual base salary of $308,040 and will continue to participate in each of the incentive compensation and other benefit plans available to the other executive officers of the Company.

Also on August 27, 2013, Martin Dana was elected as the Company’s Executive Vice President, Tubular Products Group. Mr. Dana, 47, served as Vice President of Operations for Tubular Products from January 2012 through August 2013, and Vice President of Sales and Marketing for the Water Transmission Group from January 2008 through December 2011. Mr. Dana served in other management and Vice President level positions since joining the Company in 1999. Prior to joining the Company, Mr. Dana held positions at Oregon Steel Mills. Mr. Dana will have an annual base salary of $308,040 and will continue to participate in each of the incentive compensation and other benefit plans available to the other executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 29, 2013.

NORTHWEST PIPE COMPANY
(Registrant)

By	/S/ ROBIN GANTT
Robin Gantt,
Senior Vice President and Chief Financial Officer